Exhibit 99.1

                                                                    Press Release

For further information:

Jeffrey Luber
President
EXACT Sciences Corporation
P: (508) 683-1275

Colorectal Cancer Screening Guidelines Released by the American Cancer Society Include EXACT Sciences’ Stool DNA Technology

— Non-invasive Screening Option Has Potential to Save More Lives —

MARLBOROUGH, Mass — March 6, 2008 — EXACT Sciences Corporation (NASDAQ: EXAS) announced today that the Company’s non-invasive, stool-based DNA (sDNA) technology is included in the updated guidelines for colorectal cancer screening released by the American Cancer Society (ACS).  The guidelines were developed by the ACS in collaboration with the U.S. Multi-Society Task Force on Colorectal Cancer (a group comprised of representatives from the American College of Gastroenterology, American Gastroenterological Association, and American Society for Gastrointestinal Endoscopy), and the American College of Radiology.

“In addition to colonoscopy and other previously recommended tests, two new options have been included in the  guidelines for colorectal cancer screening; stool DNA testing and CT colonography,” said Dr. Sidney Winawer, Attending Gastroenterologist and Paul Sherlock Chair in Medicine at Memorial Sloan-Kettering Cancer Center. “We hope that these two new options will encourage more people to come in to be screened so that the death rates of this cancer can be further reduced.”

EXACT Sciences developed its sDNA technology based on the groundbreaking work of Drs. Bert Vogelstein, Kenneth Kinzler and colleagues at Johns Hopkins University, who discovered how colorectal cancer develops at the molecular level.  Over time, cells lining the colon accumulate alterations and mutations in their DNA.  Pre-cancerous lesions, such as adenomas, and colorectal cancers continuously shed cells into the stool. The altered DNA from these cells is released as the cells breakdown in the stool.  EXACT’s stool-based DNA technology was designed so that a stool sample could be collected in the privacy of one’s home and shipped to a laboratory for testing.  The laboratory isolates and amplifies the DNA from the sample, and analyzes it for DNA mutations and alterations that are known to be associated with colorectal cancer.

“These updated guidelines are a strong endorsement of sDNA technology for detecting colorectal cancer, and a major step forward for the millions of Americans over the age of 50 who have been unwilling or unable to use existing screening methods for detecting colorectal cancer,” said Jeffrey Luber, President of EXACT Sciences Corporation.  “Because sDNA technology is a completely non-invasive approach that does not require bowel preparation, published studies demonstrate strong patient preference and compliance with sDNA screening relative to other methods.  We believe that these benefits will facilitate more screening and lead to more lives saved over time.”

“The colorectal cancer screening guidelines released by the American Cancer Society are an important event in the battle against colon cancer,” said David King, President and CEO of Laboratory Corporation of America, licensee of EXACT’s stool-based DNA screening technologies. “We applaud the committee’s decision to include this important non-invasive technology in the guidelines.”

Colorectal cancer is the most deadly cancer among non-smoking men and women in the United States, and the second most deadly cancer overall.  It is estimated that nearly 150,000 cases will be diagnosed and 50,000 deaths are anticipated in 2008 due to this disease.(1) Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths remain high.  It is estimated that roughly one-third of colorectal cancer-related deaths could be saved if more people underwent regular screening.  Early diagnosis results in a greater than 90 percent, five-year survival rate.

The new colorectal cancer screening guidelines are expected to appear in the May/June issue of CA: A Cancer Journal for Clinicians and are published early online in CA First Look at http://caonline.amcancersoc.org/.  They are also expected to be published in the upcoming issues of the journals Gastroenterology and Radiology.

EXACT Sciences will hold a conference call to discuss the updated national colorectal cancer screening guidelines, as well as other business activities, including the Company’s recent meeting with the U.S. Food and Drug Administration and current regulatory strategy at 4:30pm ET today, March 6, 2008.

Information for the call is as follows:

Domestic callers:  800-706-7741

International callers: 617-614-3471

Participant Passcode: 73576907

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode: 73080827

A live webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the webcast are open to all interested parties.  An archived version of the webcast will be available at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies have been licensed to Laboratory Corporation of America Holdings® (LabCorp®) for a stool-based DNA assay developed by LabCorp for colorectal cancer screening in the average-risk population and marketed by LabCorp under the name PreGen-Plus™.  EXACT Sciences believes its genomics-based technologies will help enable earlier detection of colorectal cancer so that more people can be effectively treated.  EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus, the non-invasive colorectal cancer screening testing service offered by LabCorp, has not been approved or cleared by the U.S. Food & Drug Administration.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, the effectiveness of its colorectal cancer screening technologies and their ability to increase patient screening rates, the publication of the updated screening guidelines and similar matters. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; sufficient investment in the sales and marketing of tests using EXACT Sciences’ technologies; the success of its strategic relationship with LabCorp; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ current and future technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of sDNA testing; the ability of EXACT Sciences or LabCorp to lower the cost of the sDNA testing through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; and the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

(1) American Cancer Society, Facts & Figures, 2008